Exhibit 10.11

Execution Copy

WARRANT AGREEMENT

Dated as of December 21, 2004

among

TERRA INDUSTRIES INC.

PERRY PRINCIPALS INVESTMENTS LLC

CITIGROUP FINANCIAL PRODUCTS INC.

and

VÄRDE INVESTMENT PARTNERS, L.P.

WARRANT AGREEMENT, dated as of December 21, 2004 among TERRA INDUSTRIES, INC. (the “Company”), PERRY PRINCIPALS INVESTMENTS LLC (“Perry”), CITIGROUP FINANCIAL PRODUCTS INC. (“CFPI”), and VÄRDE INVESTMENT PARTNERS, L.P. (“Värde”, and together with Perry and CFPI, the “Initial Holders”).

The Company desires to issue the warrants described herein. The Warrants (as defined herein) will entitle the holders thereof to purchase, in the aggregate, 4,000,000 shares (the “Warrant Shares”) of Common Stock, without par value, of the Company (the “Common Stock”) in connection with the Amended and Restated Term Loan, Guarantee and Security Agreement among Mississippi Chemical Corporation and the other parties thereto, originally dated as of July 1, 2004 and amended and restated as of the date hereof.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Grant. The Company hereby grants to each Initial Holder warrants (“Warrants”) which shall entitle the registered holder thereof to purchase from the Company, at any time or from time to time hereafter but not later than December 21, 2009 (the “Expiration Date”), the number of Warrant Shares set forth opposite the name of such Initial Holder in Schedule I hereto, subject to adjustment as provided in Section 7, at the exercise price of $5.48 per share, subject to adjustment as provided in Section 7 (the “Exercise Price”), and subject to the Cash Out Option (as defined in Section 4(c)), all subject to the terms and upon the conditions set forth herein.

2. Warrant Certificates. The Warrants shall be evidenced by certificates issued pursuant to this Agreement (the “Warrant Certificates”) in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by this Agreement.

3. Expiration. A Warrant shall terminate and become void as of the earlier of (i) the close of business on the Expiration Date or (ii) the date such Warrant is exercised. The Company shall give notice not less than 30, and not more than 60, days prior to the Expiration Date to the holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date.

4. Exercise of Warrant.

(a) General. Subject to the provisions of this Agreement, upon surrender to the Company at its principal office of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment in accordance with Section 4(b) of the Exercise Price then in effect, the Company shall issue and deliver promptly to the registered holder of such Warrant Certificate, a certificate or certificates for the Warrant Shares or other securities, property or cash to which the registered holder is entitled, registered in the name of such registered holder or, upon the written order of such registered holder, in such name or names as such registered holder may designate. In the case of an exercise of Warrants, any certificate or certificates representing Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of the Warrant Shares as of the date of the surrender of such Warrant Certificate (together with such duly executed Form of Election to Purchase) and payment of the Exercise Price. No Warrant shall be exercisable after the Expiration Date.

(b) Payment. Payment of the Exercise Price shall be made, at the option of the registered holder of the Warrants, (i) in cash, (ii) by wire transfer payable to the order of the Company, or (iii) on a net basis, such that without the exchange of any funds, such holder receives either (A) that number of Warrant Shares that would otherwise be issuable upon a cash exercise of such Warrants less that number of Warrant Shares having a Current Market Price equal to the aggregate Exercise Price that would otherwise have been paid by such holder for the number of Warrant Shares with respect to which such Warrant is being exercised or (B) if the Warrant is exercised under the Cash Out Option, the amount of cash equal to the difference between the Exercise Price per share and the Current Market Price per share on the date of exercise. For the purpose of any computation under this paragraph 4(b) or paragraph 4(c), the “Current Market Price” per share of Common Stock on any day shall be deemed to be the average of the Closing Prices of the Common Stock for the ten (10) consecutive trading days ending on the day before the day the Warrant Certificate (together with a duly executed Form of Election to Purchase) is delivered to the Company. The term “Closing Price” shall mean, for each trading day, the last reported sale price on the principal national securities exchange in the United States on which the Common Stock is then listed or admitted for trading or, if the Common Stock is not listed on a national securities exchange in the United States, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. If for any reason the Current Market Price per share cannot be determined pursuant to the foregoing provisions of this paragraph, the Current Market Price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company (the “Board”).

(c) Cash Out Option. In the case of an exercise of Warrants at any time prior to the receipt of the approval of the Company’s stockholders for the issuance of the Warrant Shares, the Warrants may be settled, at the Company’s option, by payment of an amount of cash (or wire transfer of immediately available funds) equal to the Current Market Price per share on the date of exercise.

(d) Exercise in Whole or in Part. The purchase rights evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, in whole or in part, but only for lots of 100 Warrant Shares or integral multiples thereof if less than all the Warrants then held by such registered holder are being exercised. If less than all of the Warrant Shares purchasable under any Warrant Certificate are purchased, the Company shall cancel such Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the remaining number of Warrant Shares purchasable thereunder.

(e) Fractional Shares. No fractional shares of Common Stock shall be issued upon exercise of any Warrants. Instead the Company shall round the results of an exercise up to the nearest full share of Common Stock.

(f) Reservation of Shares. The Company will at all times reserve and keep available out of its authorized Common Stock solely for the purpose of issuance upon exercise of the Warrants as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the exercise of all outstanding Warrants. All shares of Common Stock that may be issued upon exercise of the Warrants will, upon issuance, be validly issued, fully paid and nonassessable and not subject to preemptive rights of any stockholder.

(g) Stockholder Approval. The Company shall endeavor in good faith to cause the Company’s shareholders to approve the issuance of the Warrant Shares at its 2005 annual meeting.

5. Transfer.

(a) Warrant Register. The Company shall maintain at its principal office or at the office of its transfer agent a Warrant Register for registration of Warrant Certificates and transfers thereof. The Company shall initially register the outstanding Warrants in the name of each of the Initial Holders. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof and of the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any person) for the purpose of any exercise thereof or any distribution to the holder(s) thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. For the purpose of this Agreement, all references to a holder herein shall refer to a registered holder of Warrants.

(b) Warrants and Warrant Shares Not Registered. Each registered holder of the Warrants, by acceptance thereof, represents and acknowledges that the Warrants and the Warrant Shares which may be purchased upon exercise of a Warrant are not registered under the Securities Act of 1933, as amended (the “Securities Act”). Neither the Warrants nor the related Warrant Shares may be transferred except (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 under the Securities Act or (iii) pursuant to any other available exemption from registration; provided that, in the event of a transfer pursuant to Rule 144 under the Securities Act or any other available exemption from registration, such transferee shall be required to deliver such legal opinions, certifications and other information as the Company shall reasonably request to confirm that such transfer is being made pursuant to an exemption from the registration requirements of the Securities Act.

(c) Notice and Registration of Transfer. Each registered holder of the Warrants, by acceptance thereof, agrees that prior to any disposition by such holder of the Warrants or, prior to the effectiveness of a registration statement relating to the Warrant Shares, prior to any disposition by such holder of any Warrant Shares, such holder will give written notice to the Company expressing such holder’s intention to effect such disposition and describing briefly such holder’s intention as to the manner in which the Warrants or the Warrant Shares theretofore issued or thereafter issuable upon exercise hereof, are to be disposed of, whereupon, but only if such transfer is permitted pursuant to paragraph 5(b) above, such transferring holder shall be entitled to dispose of the Warrants and/or the Warrant Shares theretofore issued upon the exercise thereof, all in accordance with the terms of the notice delivered by such holder to the Company. In the event of such transfer, the Company shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificate(s) evidencing such Warrants to the Company at its principal office, accompanied by a written instrument of transfer in form reasonably satisfactory to it, duly executed by the registered holder thereof. Upon any such registration or transfer, new Warrant Certificate(s) evidencing such transferred Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate(s) shall be canceled.

6. Special Agreements of the Company. The Company covenants and agrees as follows:

(a) Public Offering by Subsidiary. The Company shall not permit any of its subsidiaries to effect a public offering of common stock without the prior consent of a majority of the holders of the Warrants; provided that such consent shall not be required if the holders of the Warrants shall have been offered the opportunity to exchange the Warrants for warrants of any such subsidiary issuing such publicly offered stock representing an equivalent economic interest. The number of warrants of such subsidiary representing an equivalent economic interest shall be determined by multiplying the total number of Warrant Shares which such holder is entitled to purchase by a fraction the numerator of which shall be the current market price per share (determined as provided in paragraph 7(h) below) of the Common Stock in effect immediately prior to the initial public offering by such subsidiary and the denominator of which shall be the initial public offering price of the common stock of such subsidiary. The warrants in such subsidiary shall be subject to the same terms and conditions as the Warrants, including Exercise Price and Expiration Date.

(b) Registration Rights Agreement. Concurrently with the execution and delivery of this Agreement, the Company shall execute and deliver a registration rights agreement relating to the Warrants and the Warrant Shares in form and substance reasonably agreed between the Company and each of the Initial Holders.

7. Anti-dilution; Adjustment of Exercise Price and Number of Warrant Shares Issuable. The number and kind of shares purchasable upon the exercise of Warrants and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such dividends and distributions. For the purposes of this paragraph 7(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(b) In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for, purchase or acquire shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph

7(h) below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Exercise Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Exercise Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price for the total number of shares of Common Stock so offered for subscription, purchase or acquisition would purchase at such current market price per share and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription, purchase or acquisition, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such rights, options or warrants. No further adjustment shall be made upon exercise of any right, option or warrant if any adjustment shall have been made upon the issuance of such security. For the purposes of this paragraph 7(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not issue any rights, options or warrants specifically in respect of shares of Common Stock held in the treasury of the Company, however, the Company may satisfy any rights, options or warrants to purchase shares of Common Stock, including the Warrants, by delivery of treasury shares.

(c) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be increased to equal the product of the Exercise Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination, as the case may be. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (A) evidences of its indebtedness or (B) shares of any class of capital stock, cash (excluding any ordinary cash dividends) or other property or assets (including securities, but excluding (x) any rights, options or warrants referred to in paragraph 7(b) above and (y) any dividend or distribution referred to in paragraph 7(a) or 7(c) above), then in each case, the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be reduced by the then fair market value as determined by the Board (whose determination shall be conclusive) of the portion of the capital stock, cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to the Exercise Price has not previously been made pursuant to the terms of this paragraph 7) applicable to one share of Common Stock.

(e) The reclassification or change of Common Stock into securities, including securities other than Common Stock, (other than any reclassification upon a consolidation or merger to which paragraph 7(o) below shall apply) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of holders of Common Stock entitled to receive such distribution” within the meaning of paragraph 7(d) above), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision or combination becomes effective” within the meaning of paragraph 7(c) above).

(f) In case the Company shall issue shares of its Common Stock (excluding shares issued (i) in any of the transactions described in paragraphs 7(a) – (d) above, (ii) pursuant to the grant of awards or the exercise of options or other awards issued under the Company’s employee incentive plans, (iii) upon redemption of the preferred stock to be issued pursuant to the Stock Purchase Agreement, (iv) upon exercise of options and warrants of the Company outstanding as of the date hereof or (v) upon conversion of convertible preferred stock of the Company outstanding as of the date hereof) for a consideration per share less than the current market price per share (determined as provided in paragraph 7(h) below) of the Common Stock in effect immediately prior to the earlier of (x) the issuance of such securities or (y) the date the Company has a contractual obligation to issue such securities (whether or not such contractual obligation is contingent upon the passage of time or the occurrence of certain events or both), then the Exercise Price in effect at the opening of business on the day following the date of issuance of such shares of Common Stock shall be reduced by multiplying such Exercise Price by a fraction (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding (on a fully diluted basis) immediately prior to such issuance, and (2) the number of shares of Common Stock which the aggregate consideration received by the Company (determined as provided in paragraph 7(i) below) for the total number of shares of Common Stock issued would purchase at the current market price per share (determined as provided in paragraph 7(h) below), and (B) the denominator of which is the total number of shares of Common Stock outstanding (on a fully diluted basis) immediately after such issuance.

(g) In case the Company shall issue any securities (including rights, warrants and options) convertible into, exercisable for or exchangeable for its Common Stock (excluding securities issued (i) in any of the transactions described in paragraphs 7(b) and 7(d) above, (ii) pursuant to the grant of awards or the exercise of options or other awards issued under the Company’s employee incentive plans, (iii) upon redemption of the preferred stock to be issued pursuant to the Stock Purchase Agreement, (iv) upon exercise of options and warrants of the Company outstanding as of the date hereof or (v) upon conversion of convertible preferred stock of the Company outstanding as of the date hereof) for a consideration per share of Common Stock initially deliverable upon conversion, exercise or exchange of such securities (determined as provided in paragraph 7(i) below) less than the current market price per share (determined as provided in paragraph 7(h) below) of Common Stock in effect immediately prior to the earlier of (x) the issuance of such securities or (y) the date the Company has a contractual obligation to issue such securities (whether or not such contractual obligation is contingent upon the passage of time or the occurrence of certain events or both), then the Exercise Price in effect at the opening of business on the day following the date of issuance of such securities shall be reduced by multiplying such Exercise Price by a fraction, (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding (on a fully diluted basis) immediately prior to the issuance of such securities, and (2) the number of shares of Common Stock which the aggregate consideration received by the Company (determined as provided in paragraph 7(i) below) for such securities would purchase at such current market price per share of Common Stock, and (B) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Company deliverable upon conversion, exercise or exchange of such securities at the initial conversion, exercise or exchange price or rate. No further adjustment shall be made upon the conversion, exercise or exchange of such security if any adjustment shall have been made upon the issuance of such security.

(h) For the purpose of any computation under this Section 7, the current market price per share of Common Stock on any day shall be:

(A) if the Common Stock is listed or admitted to trading on a principal national securities exchange in the United States, the Nasdaq National Market or in the over-the-counter market, the current market price per share shall be deemed to be the average of the Closing Prices of the Common Stock for the 10 consecutive trading days immediately preceding the trading day before the day in question; provided that, in the case of paragraph 7(d), if the period between the date of the public announcement of the dividend or distribution and the date for the determination of holders of Common Stock entitled to receive such dividend or distribution shall be less than 10 trading days, the period shall be such lesser number of trading days but, in any event, not less than five trading days; or

(B) if the Common Stock is not quoted or listed by any such organization, exchange or market, the current market price per share shall be the fair market value thereof as determined in good faith by the Board.

(i) For purposes of any computation respecting consideration received pursuant to paragraphs 7(f) and (g) above, the following shall apply:

(A) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the gross proceeds to the Company from such issuance, which shall not include any deductions for any commissions, discounts or other expenses incurred by the Company in connection therewith;

(B) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash or, subject to clause (C), securities, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board (irrespective of the accounting treatment thereof), whose determination shall be conclusive absent manifest error;

(C) in the case of the issuance of shares of Common Stock for a consideration in whole or in part consisting of securities, the value of any securities shall be deemed to be: (x) if traded on a securities exchange or through the Nasdaq National Market, the average of the closing prices of the securities on such securities exchange or quotation system over the 10 trading day period ending on the trading day immediately preceding the day in question, (y) if actively traded over-the-counter, the average of the closing bid or sale prices (whichever is applicable) over the 10 day period ending on the trading day immediately preceding the day in question and (z) if there is no active public market, the fair market value thereof, determined as provided in clause (B) above; and

(D) in the case of the issuance of securities convertible into, exercisable for or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional consideration, if any, to be received by the Company upon the conversion, exercise or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) through (C) of this paragraph 7(i)).

(j) No adjustment in the Exercise Price need be made until all cumulative adjustments amount to 1% or more of the Exercise Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 7 shall be made to the nearest 1/1,000th of a cent or to the nearest 1/1,000th of a share, as the case may be.

(k) For purposes of this paragraph 7, “Common Stock” includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of paragraph 7(n) below, shares issuable on exercise of the Warrants shall include only shares of the class designated as Common Stock of the Company on the date hereof or shares of any class or classes resulting from any reclassification thereof and which have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

(l) No adjustment in the Exercise Price need be made under paragraphs 7(a), 7(b) and 7(d) above if the Company issues or distributes to each registered holder of Warrants the shares of Common Stock, evidences of indebtedness, assets or other property, rights, options or warrants referred to in those paragraphs which each registered holder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto.

(m) Whenever the Exercise Price is adjusted pursuant to paragraphs 7(a), 7(b), 7(c), 7(f) or 7(g) above, (A) the number of Warrant Shares purchasable upon exercise of any Warrant shall be adjusted by multiplying such number of Warrant Shares by a fraction the numerator of which is the Exercise Price immediately prior to such adjustment and the denominator of which is the Exercise Price immediately after such adjustment and (B) the Company shall promptly mail to registered holders of Warrants, first class, postage prepaid, a notice of the adjustment together with a certificate from the Company’s chief financial officer briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

(n) If:

(A) the Company takes any action which would require an adjustment in the Exercise Price pursuant to this paragraph 7;

(B) the Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Company must approve the transaction; or

(C) there is a dissolution or liquidation of the Company;

the Company shall mail to registered holders of the Warrants, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 5 days before such proposed record or effective date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this paragraph 7(n).

(o) In the case of any consolidation of the Company or the merger of the Company with or into any other entity or the sale or transfer of all or substantially all the assets of the Company pursuant to which the Company’s Common Stock is converted into other securities, cash or assets or other property, upon consummation of such transaction, each Warrant shall automatically thereafter become exercisable for the kind and amount of securities, cash or other assets or other property receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Warrant might have been converted immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of non-electing shares), or, at the option of the Company, for an equivalent amount of cash (or wire transfer of immediately available funds). Appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Warrants, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Exercise Price and the number of shares of Common Stock issuable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or assets or property thereafter deliverable upon the exercise of Warrants. If this paragraph 7(o) applies to any transaction, paragraphs 7(a), 7(c) and 7(e) do not apply to such transaction.

(p) In any case in which this paragraph 7 shall require that an adjustment as a result of any event become effective from and after a record date, the Company may elect to defer until after the occurrence of such event the issuance to the holder of any Warrants exercised after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Exercise Price and number of Warrant Shares in effect immediately prior to adjustment; provided, however, that if such event shall not have occurred and authorization of such event shall be rescinded by the Company, the Exercise Price and number of Warrant Shares shall be recomputed immediately upon such recission to the price that would have been in effect had such event not been authorized, provided that such recission is permitted by and effective under applicable laws.

(q) If any event occurs as to which the foregoing provisions of this paragraph 7 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid.

8. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered holder thereof at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the registered holder thereof at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

9. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of the Warrants and of the Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of such Warrant Certificate, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

10. Statement on Warrants. Irrespective of any adjustment in the number or kind of shares issuable upon the exercise of the Warrants or the Exercise Price, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of shares and the same Exercise Price as are stated in the Warrant Certificates initially issuable pursuant to this Agreement.

11. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered by hand or sent by facsimile transmission (with receipt confirmed), or, if timely delivered to an air courier guaranteeing overnight delivery service, on the next business day, or five business days after being deposited in the mail, first class, certified or registered, postage prepaid, return receipt requested, in each case addressed as follows (or to such other place or places as either of the parties shall designate by written notice to the other):

(A) if to a registered holder, to the address set forth on the Warrant Register maintained by the Company; and

(B) if to the Company, to:

Terra Industries Inc.

600 Fourth Street

Sioux City, Iowa 51101

Attn: General Counsel

12. Amendment. The Company with the consent of the registered holders of the unexercised Warrants evidencing at least a majority of the Warrant Shares underlying the unexercised Warrants may amend or supplement this Agreement or waive compliance by the Company in a particular instance with any provision of this Agreement; provided that without the consent of each registered holder affected, no such amendment shall (with respect to Warrants held by a non-consenting registered holder) increase the stated Exercise Price or decrease the number of stated Warrant Shares issuable upon exercise of any Warrant.

13. Successors. Except as otherwise provided herein, all the covenants and provisions of this Agreement by or for the benefit of the Company and the registered holders of the Warrants shall inure to the benefit of their respective successors and assigns hereunder.

14. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. EACH PARTY HEREBY IRREVOCABLY AGREES TO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AGREEMENT OR THE PERFORMANCE OF SERVICES HEREUNDER.

15. Submission to Jurisdiction. The Company and each Initial Holder hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement. Service of any process, summons, notice or document by registered mail addressed to any party to this Agreement shall be effective service of process against such party for any suit, action or proceeding brought in any such court. The Company and each Initial Holder hereby irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts by suit upon action.

16. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person other than the Company and the registered holders of the unexercised Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company and such registered holders. Prior to the exercise of the Warrants, no holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein. The holders of the Warrants are not entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company’s affairs.

17. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

18. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

19. Remedies. The Company and the holder hereof each stipulates that the remedies at law of each party hereto in the event of any default or threatened default by the other party in the performance or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

20. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

21. Entire Agreement. This Agreement and the registration rights agreement referred to herein represent the entire agreement of the Company and the Initial Holders with respect to the subject matter hereof and supercede all oral statements and prior writings with respect thereto, including the Warrant Letter among the Company and the Initial Holders, dated as of August 6, 2004. There are no promises, undertakings, representations or warranties by the Company or the Initial Holders relative to subject matter hereof not expressly set forth or referred to herein or therein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the day and year first above written.

TERRA INDUSTRIES INC.

By:	/s/ Mark A. Kalafut
Name:	Mark A. Kalafut
Title:	Vice President, General Counsel
and Corporate Secretary

PERRY PRINCIPALS INVESTMENTS LLC

By:	/s/ Nathaniel J. Klipper
Name:	Nathaniel J. Klipper
Title:	Managing Director

CITIGROUP FINANCIAL PRODUCTS INC.

By:	/s/ Jeffrey S. Jacob
Name:	Jeffrey S. Jacob
Title:	Managing Director

VÄRDE INVESTMENT PARTNERS, L.P.

By:	Värde Investment Partners G.P., LLC, its General Partner

By:	Värde Partners L.P., its Managing Member

By:	Värde Partners, Inc., its General Partner

By:	Marcia L. Page
Name:	Marcia L. Page
Title:	Managing Partner

SCHEDULE I

Initial Holder	Number of Warrant Shares
PERRY PRINCIPALS INVESTMENTS LLC	1,860,000

CITIGROUP FINANCIAL PRODUCTS INC.	1,240,000

VÄRDE INVESTMENT PARTNERS, L.P.	900,000

Total	4,000,000

EXHIBIT A

[FORM OF WARRANT CERTIFICATE]

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS THEREUNDER AND THIS WARRANT. A COPY OF THE FORM OF SAID WARRANT AGREEMENT IS ON FILE WITH THE SECRETARY OF TERRA INDUSTRIES INC.

THE TRANSFER OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

No. W-

WARRANT CERTIFICATE

This Warrant Certificate certifies that, for value received,                      having an address at                                                   (“Holder”), is the registered holder of warrants (the “Warrants”) to purchase, at any time and from time to time after the date hereof but not later than December 21, 2009 (the “Expiration Date”), up to                      fully-paid and non-assessable shares (subject to adjustment in certain events) of Common Stock, without par value (“Common Stock”), of TERRA INDUSTRIES INC., a Maryland corporation (the “Company”), at the exercise price per share of $5.48, subject to adjustment in certain events (the “Exercise Price”), upon surrender of this Warrant Certificate, together with the attached Form of Election to Purchase duly executed, and payment of the Exercise Price at the principal office of the Company, but subject to the terms and conditions set forth herein and in the Warrant Agreement dated as of December 21, 2004 among the Company and the Initial Holders (the “Warrant Agreement”). This Warrant Certificate shall terminate and become void as of the close of business on the Expiration Date or upon the exercise hereof as to all the shares of Common Stock subject hereto.

Payment of the Exercise Price shall be made, at the option of the Holder (i) in cash, (ii) by wire transfer payable to the order of the Company, or (iii) on a net basis, such that without the exchange of any funds, the Holder receives (A) that number of Warrant Shares that would otherwise be issuable upon a cash exercise of this Warrant less that number of Warrant Shares having a Current Market Price (as defined in paragraph 4(b) of the Warrant Agreement) equal to the aggregate Exercise Price that would otherwise have been paid by such holder for the number of Warrant Shares with respect to which this Warrant is being exercised or (B) if the Warrant is exercised under the Cash Out Option (as defined in paragraph 4(c) of the Warrant

i

Agreement), the amount of cash equal to the difference between the Exercise Price per share and the Current Market Price (as defined in paragraph 4(b) of the Warrant Agreement) per share on the date of exercise.

This Warrant may be exercised at such times and in such amounts as are provided for in the Warrant Agreement.

The Warrants evidenced by this Warrant Certificate are issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder(s) hereof upon written request directed to the Company.

The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company’s securities issuable upon exercise of the Warrants may, subject to certain conditions, be adjusted.

Upon due presentment for registration of transfer of this Warrant Certificate at the principal office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection therewith which is not payable by the Company pursuant to paragraph 9 of the Warrant Agreement.

Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered of unexercised Warrants.

The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

All terms used in this Warrant Certificate which are not defined herein and are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

ii

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:                     , 2004

TERRA INDUSTRIES INC.

By:
Name:
Title:

iii

[FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED,                      hereby sells, assigns and transfers unto                     , whose address is                                                  , this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                     , Attorney to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:	Signature:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

(Insert Social Security or Other Identifying Number of Holder)

[FORM OF ELECTION TO PURCHASE]

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase                      shares of Common Stock and herewith: (choose one by marking “X” in the space provided)

         tenders payment for such shares, to the order of TERRA INDUSTRIES INC., in the amount of $             in accordance with the terms of the Warrant Agreement.

         requests that such exercise be on a net basis in accordance with the terms of the Warrant Agreement.

The undersigned requests that a certificate for such shares of Common Stock be registered in the name of                                         , whose address is                                                   and that such certificate be delivered to                                                   whose address is                                                  .

In addition, the undersigned requests that a new Warrant Certificate evidencing any unexercised Warrants evidenced by the within Warrant Certificate issued to                                         , whose address is                                                   and that such certificate be delivered to                                                   whose address is                                                  .

Dated:	Signature:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

(Insert Social Security or Other
Identifying Number of Holder)